Exhibit 77Q(1)(e)

Investment Advisory Agreement dated March 28, 2012 between the Registrant, on behalf of Gateway International Fund, and Gateway Investment Advisers, LLC is incorporated by reference to exhibit (d)(2) to PEA No. 18 to the Registration Statement filed on March 28, 2012.